Exhibit 99.1

RENNOVA HEALTH, INC. ANNOUNCES SIGNIFICANT DEBT RESTRUCTURING

WEST PALM BEACH, Fla. (October 25, 2023) – Rennova Health, Inc. (OTC: RNVA) is pleased to announce a significant debt restructuring with its primary institutional investors. The restructuring extends the maturity date of approximately $8.2 million of secured debt to December 31, 2025, waives historical events of default and removes and/or modifies certain events of default and definitions. In addition, the Company does not expect to recognize default interest in future periods subject to remaining in compliance with covenants and other obligations.

“We are pleased in the confidence our primary institutional investors have in our Company and its recent achievements,” commented Seamus Lagan, Chief Executive Officer of Rennova. “The debt restructuring improves our balance sheet and will save approximately $1.5 million in interest expense annually. In addition, we are in discussions about other potential modifications to debt and other securities in the hope we can secure additional amendments that further improve our overall financial position.”

About Rennova Health, Inc.

Rennova Health, Inc. (“Rennova,” the “Company,” “we”, “us”, “its” or “our”) is a provider of health care services. The Company owns one operating hospital in Oneida, Tennessee known as Big South Fork Medical Center, a hospital located in Jamestown, Tennessee that it plans to reopen, and a rural clinic in Kentucky. In addition, the Company’s Myrtle Recovery Centers, Inc. subsidiary operates an alcohol and substance facility on the campus of its Big South Fork Medical Center. For more information, please visit www.rennovahealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Rennova Health, Inc.

561-855-1626

info@rennovahealth.com